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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2003

FEI COMPANY
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-22780 (Commission File Number)	93-0621989 (I.R.S. Employer Identification No.)

7451 NW Evergreen Parkway, Hillsboro, Oregon (Address of principal executive offices)		97124-5830 (Zip Code)

Registrant's telephone number, including area code: (503) 640-7500

Not applicable.
(Former name or former address, if changed since last report.)

Item 5. Other Events

        On January 8, 2003, Veeco Instruments Inc. ("Veeco"), Venice Acquisition Corp. ("Acquisition") and FEI Company ("FEI") entered into a Termination Agreement (the "Termination Agreement") pursuant to which the parties mutually agreed to terminate the Agreement and Plan of Merger, dated as of July 11, 2002, by and among Veeco, Acquisition and FEI (the "Merger Agreement"). A copy of the Termination Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

        On January 9, 2003, Veeco and FEI issued a joint press release announcing the termination of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference in its entirety.

Item 7. Financial Statements and Exhibits

99.1	Termination Agreement, dated as of January 8, 2003, by and among Veeco Instruments Inc., Venice Acquisition Corp. and FEI Company.
99.2	Joint press release of Veeco Instruments Inc. and FEI Company, issued on January 9, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2003

FEI COMPANY
By:	/s/ BRADLEY J. THIES Name: Bradley J. Thies Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Termination Agreement, dated as of January 8, 2003, by and among Veeco Instruments Inc., Venice Acquisition Corp. and FEI Company.
99.2	Joint press release of Veeco Instruments Inc. and FEI Company, issued on January 9, 2003.

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SIGNATURES
EXHIBIT INDEX